UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2020

CHASE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	1‑9852	11‑1797126
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 University Avenue, Westwood, Massachusetts 02090

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (781) 332‑0700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.10 par value	CCF	NYSE American

Section 2 — Financial Information

Item 2.05 - Costs Associated with Exit or Disposal Activities

In light of the disruption and uncertainty created by the global COVID‑19 pandemic and resulting impact on business conditions, on May 7, 2020 the Company reduced its global workforce approximately 4.5%. This reduction in force impacted operations in our U.S. facilities.  The approximate severance costs related to this action is $178,000 which will be recognized in the third fiscal quarter of 2020.

Section 5 — Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In light of the disruption and uncertainty created by the global COVID‑19 pandemic and resulting impact on business conditions,  on May 4, 2020, the Board of Directors of the Company (the “Board”) and Compensation and Management Development Committee of the Board (the “Committee”) approved a temporary 20% reduction in the base salaries of named executive officers and select members of senior management and the cash compensation of the non-employee members of the Board, including those on the Committee, effective immediately.  Currently, the named executive officers and affected members of senior management’s  participation in the Company’s  Long Term Incentive Plan will continue at pre-adjustment levels through the fiscal year ending August 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Chase Corporation

Dated: May 8, 2020	By:	/s/ Christian J. Talma
Christian J. Talma
Treasurer and Chief Financial Officer